Exhibit 99.1

Q2 Holdings Enters Definitive Agreement to Acquire PrecisionLender

•	Expands Q2's commercial banking solution offerings and total addressable market

•	Leverages actionable, real-time data to drive better outcomes and greater innovation for banks

•	Combines world-class leadership, talent and cultures

AUSTIN, Texas (Oct. 1, 2019)—Q2 Holdings, Inc. (NYSE: QTWO), a leading provider of digital transformation solutions for banking and lending, today announced a definitive agreement to acquire Lender Performance Group LLC ("PrecisionLender") in a cash transaction valued at approximately $510 million, subject to certain closing conditions. Based in Charlotte, North Carolina, PrecisionLender is one of the fastest growing enterprise SaaS providers of data-driven sales enablement, pricing and portfolio management solutions for financial institutions (FIs) globally.
PrecisionLender's innovative data-driven platform is enhanced by Andi®, a digital enterprise coach powered by machine learning. PrecisionLender's market-proven platform is used by approximately 150 banks globally to structure and negotiate commercial lending transactions, providing Andi with access to pricing and profitability data on millions of customer relationships and more than $1.7 trillion of transactions annually. With this unparalleled data, Andi® empowers bankers with actionable, real-time, data-driven insights and coaches commercial bankers to achieve better outcomes for their banks and their customers.

"The combination of PrecisionLender, Cloud Lending and our expanding corporate banking capabilities position Q2 as the leader in digital transformation solutions for commercial banking," said Matt Flake, CEO of Q2. "We are excited to help our customers use our combined data insights to build lasting relationships with their customers and are thrilled with the outstanding leadership, culture and talent that PrecisionLender will bring to the Q2 family."

The acquisition of PrecisionLender solidifies Q2's position as a trusted partner capable of designing, delivering and operating complex, end-to-end digital banking transformation solutions. Utilizing solutions spanning banking-as-a-service, account onboarding, consumer and corporate digital banking and now loan pricing, fulfillment and servicing, Q2 will help FIs develop deeper client relationships, realize value creation, improve margins and increase overall profitability associated with strategic digital initiatives.

"At its core, our technology helps bankers win better deals, create stronger relationships with customers and ultimately, build more valuable brands for themselves and their banks," said Carl Ryden, CEO and co-founder of PrecisionLender. "Our company is built on a few simple ideas: to be helpful; be humble; be human and be honest, and Q2 operates with similar values. The PrecisionLender team is excited to join forces with the amazing talent and culture at Q2."

Q2 will continue to operate PrecisionLender in the manner that has made it a leader in an emerging market for sales enablement, optimal pricing and portfolio management for commercial lenders, while also providing the additional infrastructure and support to advance its customers' product offerings.

Below are conference call details for a call to discuss the transaction:

Date:	Oct. 1, 2019
Time:	10:30 a.m. EDT
Hosts:	Matt Flake, CEO and President / Jennifer Harris, CFO / Carl Ryden, CEO and Co-Founder PrecisionLender
Dial in:	U.S. toll free: 1-833-241-4254
International: 1-647-689-4205
Conference ID:	1678399

A live webcast of the conference call and the associated slide presentation will be accessible on the investor relations section of the Q2 website at http://investors.q2ebanking.com/. An archived replay of the webcast will be available at this website on a temporary basis shortly after the call.
Jefferies LLC acted as financial advisor to Q2, and DLA Piper LLP (US) served as Q2's legal advisor. William Blair & Company, LLC acted as financial advisor to PrecisionLender, and Cozen O'Connor served as PrecisionLender's legal advisor.

The transaction is subject to customary closing conditions and regulatory approvals. The closing of the transaction is expected to occur in the fourth quarter of 2019.

About Q2 Holdings, Inc.
Q2 is a secure, cloud-based digital transformation solutions company headquartered in Austin, Texas. Since 2004, it has been our mission to build stronger communities by strengthening their financial institutions. Our digital banking solutions for deposits, money movement, lending, leasing, security and fraud enable financial institutions to deliver a better financial experience to their account holders. Our bank and credit union customers, along with emerging financial services providers, also benefit from actionable data analytics and access to open technology tools. To learn more about Q2, visit www.q2ebanking.com.

About PrecisionLender
PrecisionLender is modernizing commercial banking. Its sales and coaching platform empowers bankers with actionable, in-the-moment insights, so they win better deals and build strong, more profitable relationships. Andi®, PrecisionLender's digital enterprise coach, augments banker strengths and intelligence with the latest technology and data, delivering the best recommendations at exactly the right time. 13,000+ bankers at approximately 150 banks—ranging from under $1B to over $1T in assets—use PrecisionLender's solution. Set your bank apart with PrecisionLender's applied banking insights. Visit http://www.precisionlender.com to learn more.

Forward-looking Statements
This press release contains forward-looking statements, including statements about the ability to combine PrecisionLender's solutions with Q2's solutions to successfully expand Q2's commercial banking and lending solutions; the ability to leverage the data of PrecisionLender to create new and innovative solutions and results; the ability to sell the PrecisionLender solutions and retain existing customers and the ability to combine the personnel of Q2 and PrecisionLender. The forward-looking statements contained in this press release are based upon current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to our ability to successfully integrate PrecisionLender and its technology and personnel; (b) risks related to the execution of our plans, strategies and forecasts, including with respect to our commercial banking capabilities and offerings; (c) risks related to our and PrecisionLender's customers' reactions to the transaction and continued and future acceptance and demand for our respective solutions; (d) risks that the PrecisionLender business does not continue to perform after the completion of the transaction or that we are unable to realize additional opportunities for growth and innovation; (e) risks that we don't successfully integrate and retain key PrecisionLender personnel and (f) other risks and potential factors that could affect our business and financial results identified in Q2's filings with the Securities and Exchange Commission. These filings are available on the SEC Filings section of the Investor Relations section of Q2's website at http://investors.q2ebanking.com/. These forward-looking statements represent Q2's expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Media Contact
Red Fan Communications
Emma Chase
O: (512) 551-9253 / C: (512) 917-4319
emma@redfancommunications.com

Investor Contact
Q2 Holdings, Inc.
Josh Yankovich
O: (512) 682-4463
josh.yankovich@q2ebanking.com